U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

Venture Lending & Leasing VIII, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01162	47-3919702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On April 5, 2016, Venture Lending & Leasing VIII, Inc. (the “Fund”) and Venture Lending & Leasing VIII, LLC entered into an agreement with Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, MUFG Union Bank, N.A., Bank of America N.A. and ZB, N.A., doing business as California Bank & Trust, that established a secured, syndicated revolving credit facility (the “Loan Agreement”) in an initial amount of up to $150,000,000. Under the Loan Agreement, interest is charged to the Fund based on its borrowings at, the election of the Fund, an annual rate equal to either (i) LIBOR plus 2.75% or (ii) the reference rate plus 1.75%. The Fund also pays an annual commitment fee under the Loan Agreement. When the Fund is using 50% or more of the maximum amount available under the Loan Agreement, the applicable committee fee is 0.25% of the unused portion of the loan facility; otherwise, the applicable committee fee is 0.50% of the unused portion. The Loan Agreement has a term of three years and will expire on April 5, 2019. An additional $200,000,000 is potentially available to the Fund, subject to further negotiation and credit approval, through an accordion provision contained in the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING VIII, INC.
(Registrant)

By: /s/ Maurice C. Werdegar	By: /s/ Martin D. Eng
Maurice C. Werdegar	Martin D. Eng
President and Chief Executive Officer	Chief Financial Officer

Date: April 6, 2016	Date: April 6, 2016